SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 – K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 8, 2004

GTREX CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31974	13-4171971
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

65 Enterprise, Aliso Viejo, CA 92656
(Address of principal executive offices)

Registrant's telephone number, including area code: 949-330-7140

GTREX, Inc.
(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant’s Certifying Accountants

On December 8, 2004 the Board of Directors of GTREX, Inc., (the "Company"),  dismissed Peterson & Company, LLP ("Peterson"), as the Company’s independent registered public accounting firm and appointed Chisholm, Bierwolf & Nilson as the Company’s independent registered public accounting firm.

The independent auditors' reports provided by Peterson on the Company's financial statements for the year ended December 31, 2003 contained an unqualified opinion; but the opinion was modified as to uncertainty regarding the Company's ability to continue as a going concern.

In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2003, the review of the Company's financial statements for the quarter ended March 31, 2004 and up to the date of dismissal, there were no disagreements with Peterson for such annual or quarterly periods on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Peterson, would have caused Peterson to make reference to the matter in its reports.

The Company has requested Peterson to furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter that the Company has requested of Peterson is filed as an exhibit to this Form 8-K/A.

On December 8, 2004, the Company engaged Chisholm, Bierwolf & Nilson, Certified Public Accountants, 533 West 2600 South, Suite 250, Bountiful, Utah 84010 ("Chisholm.") as our new independent accountants for the year ended December 31, 2004. We have not consulted with Chisholm regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to the Company by Chisholm concluding there was an important factor to be considered by the us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

A)

Financial Statements:

N/A

B)

Exhibits:

Exhibit Number	Document	Location
16.1	Proposed letter to the Securities and Exchange Commission from Peterson & Company, LLP regarding the change in independent accountants	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTREX CAPITAL, INC.

March 7, 2005 Date	/s/ Christopher Berlandier Christopher Berlandier, Chief Executive Officer

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